Exhibit 5.1

ROBERT A. FREEDMAN PARTNER	RFREEDMAN@FENWICK.COM (650) 335-7292

February 13, 2014

Shutterfly, Inc.
2800 Bridge Parkway
Redwood City, California 94065
Ladies and Gentlemen:
At your request, we have examined the registration statement on Form S-8 (the “Registration Statement”) to be filed by Shutterfly, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about February 13, 2014 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,469,396 shares (the “Shares”) of the Company’s Common Stock (the “Common Stock”), 1,200,000 of the Shares are subject to issuance by the Company upon the exercise or settlement of stock options, restricted stock awards, stock bonus awards, stock appreciation rights, restricted stock unit awards or performance share awards granted under the Company’s 2006 Equity Incentive Plan, as amended (the “2006 Plan”) and 269,396 of the Shares are subject to issuance upon the settlement of non-plan restricted stock unit awards granted pursuant to NASDAQ Listing Rule 5635(c)(4) as an inducement material to new employees entering into employment with the Company (the “Inducement Awards”). At your request we are providing this letter to express our opinion on certain matters regarding the Company and the Shares of Common Stock as stated in the numbered paragraphs immediately following the paragraph captioned “Opinions” below (the “Opinions”).
In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following documents: (1) the Company’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on October 4, 2006 and certified by the Delaware Secretary of State on October 4, 2006 (the “Restated Certificate of Incorporation”); (2) the Company’s Restated Bylaws, certified by the Company’s Secretary on July 30, 2012 (the “Restated Bylaws”); (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference; (4) the 2006 Plan filed as exhibit 10.01 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on November 5, 2013 and the related forms of agreements for use under the 2006 Plan filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K filed with the Commission on February 7, 2011; (5) the form of Inducement Restricted Stock Unit Award

Shutterfly, Inc.
February 13, 2014

Agreement entered into by the Company with the holders of the Inducement Awards pursuant to which Shares are to be issued, filed as Exhibit 10.04 to the Company’s Annual Report on Form 10-K filed with the Commission on February 14, 2013; (6) the minutes of meetings and actions by written consent of the stockholders, Board of Directors and committees of the Board of Directors at which, or pursuant to which, the Company’s Restated Certificate of Incorporation, Restated Bylaws, the 2006 Plan, the Inducement Awards and the Registration Statement were approved; (7) the stock records and information that the Company has provided to us (consisting of (a) a certificate from the Company’s transfer agent, Computershare, as of February 12, 2014 verifying the number of the Company’s issued and outstanding shares of capital stock as of such date and (b) a representation from the Company included in the Opinion Certificate (as defined below), verifying the total number of shares of each class and series of the Company’s capital stock potentially issuable (directly or indirectly) by the Company under all outstanding options, warrants, convertible notes and any other outstanding rights to purchase or otherwise receive from the Company shares of its capital stock, as of February 12, 2014 and all other shares of capital stock (if any) reserved for issuance by the Company as of February 12, 2014 ); (8) a Certificate of Good Standing issued by the Delaware Secretary of the State dated February 12, 2014, stating that the Company is duly incorporated and in good standing under the laws of the State of Delaware (the “Good Standing Certificate”); and (9) an Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”).
In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.
As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.
We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, the State of California and of the Delaware General Corporation Law.
With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Good Standing Certificate and representations made to us by the Company in the Opinion Certificate. In connection with our opinion expressed in paragraph (2), we have assumed that, at or prior to the time of the delivery of any Shares, the Registration Statement will be effective under the Securities Act of 1933, as amended, that the registration will apply to such Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Shares.

Shutterfly, Inc.
February 13, 2014

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.
Opinions. Based upon the foregoing, we are of the following opinion:
(1)     The Company is a corporation validly existing, in good standing under the laws of the State of Delaware; and
(2)     The Shares of the Common Stock that may be issued and sold by the Company (a) upon the exercise or settlement of stock options, restricted stock awards, stock bonus awards, stock appreciation rights, restricted stock unit awards or performance share awards granted or to be granted under the 2006 Plan, and (b) upon settlement of the Inducement Awards, when issued, sold and delivered (i) in accordance with (x) the 2006 Plan and award agreements to be entered into thereunder, (y) the award agreements entered into in connection with the Inducement Awards, and (z) the resolutions adopted by the Company’s Board of Directors, and (ii) in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of the facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.
Very truly yours,
FENWICK & WEST LLP
By: /s/ Robert A. Freedman
  Robert A. Freedman, a Partner